                                                                   Exhibit 2.8





                    BANKERS' ACCEPTANCE                    No. _______________



To____________________       Due_________________        ______________, 19___
         Bank

______________________                 _______ days after date (without grace)
       Address


       ACCEPTED For value received pay to the order of the undersigned drawer the sum of $________________ Dollars

______________________
      Payable At                                   $
                                                    ================
______________________

______________________          Value Received, and Charge to the Account of:

______________________                   SEAGULL ENERGY CANADA LTD.


For___________________                   Per:______________________

______________________
Authorized Signature

______________________
Authorized Signature





                                    EXHIBIT K
                                       to
                                 Credit Agreement
                                     (front)

                        SEAGULL ENERGY CANADA LTD.



                        Per:_____________________





                                EXHIBIT K
                                   to
                             Credit Agreement
                                (reverse)